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                                                                   Exhibit 10.06

                        CALIBER LEARNING NETWORK, INC.

                         PROGRAM DEVELOPMENT AGREEMENT



         THIS PROGRAM DEVELOPMENT AGREEMENT ("Agreement") is dated as of this 2nd day of February, 1998 (the "Effective Date") and is by and between CALIBER LEARNING NETWORK, INC. ("Caliber"), a Maryland corporation, with its principal place of business at 1000 Lancaster Street, Baltimore, Maryland 21202, and MACMILLAN COMPUTER PUBLISHING USA ("MCP"), a division of Simon & Schuster, Inc., with its principal place of business at 210 West 103rd Street, Indianapolis, IN 46290.

                                   RECITALS:

         1. MCP is a publishing firm and provider of educational products to the computer industry principally through its Que, SAMS, New Riders and Waite Group Press imprints.

         2. Caliber is developing a network of nationwide facilities and a distance learning infrastructure that will enable it to provide educational, training and other distance learning services.

         3. Caliber and MCP desire to jointly develop and distribute training courses for distribution in a distance learning format.

                             TERMS AND CONDITIONS

         In consideration of the mutual covenants and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Caliber and MCP agree as follows:

         1. TERM AND RENEWAL.
            ----------------

            1.1 This Agreement commences with the Effective Date and will continue for three (3) years from the Effective Date (the "Expiration Date"), unless terminated earlier as provided in Section 7 ("Termination").

         2. PREFERRED PARTNER.
            -----------------

            2.1 In consideration of the minimum commitments set forth in section 6.2 and so long as MCP complies in all material respects with all the terms and conditions of this Agreement, Caliber will consider MCP a Preferred Partner and shall not *

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*  Text omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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